FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 23, 2009, by and between COMERICA BANK (“Bank”) and LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 6, 2008, as amended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 30, 2008, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2008 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 19, 2009 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

          “Applicable Term Loan Principal Payment Amount” means (i) One Hundred Sixteen Thousand Sixty Hundred Sixty Seven and 67/100 Dollars ($116,667.67) for each month from January 2009 through December 2009 and (ii) One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500) for each month thereafter.

          “Applicable Unused Fee Percentage” means (i) one quarter of one percent (0.25%) if the Total Leverage Ratio calculated pursuant to Section 6.7(c) hereof is less than or equal to 1.00 to 1.00 for the most recently ended measuring period and (ii) one half of one percent (0.50%) if the Total Leverage Ratio calculated pursuant to Section 6.7(c) hereof is greater than 1.00 to 1.00 for the most recently ended measuring period.

          “EBITDA” means earnings of Borrowers before interest, taxes, depreciation, amortization and non-cash stock compensation expense.

          “Revolving Line” means a Credit Extension of up to Three Million Nine Hundred Twenty-Five Thousand Dollars ($3,925,000) inclusive of any amounts outstanding under the Letter of Credit Sublimit, the ACH Sublimit and the Foreign Exchange Sublimit; provided however that availability under the Revolving Line shall be reduced by an amount equal to Ninety One Thousand Six Hundred Sixty Seven Dollars ($91,667) on the last day of each month commencing on October 31, 2009 and continuing on the last day of each month thereafter through the Revolving Maturity Date.

          “Revolving Maturity Date” means April 30, 2011.

          “Term Loan Maturity Date” means April 30, 2011.

     2. Section 2.1(c)(iii) of the Agreement hereby is amended and restated in its entirety to read as follows:

          “(iii) No later than February 15 of each calendar year during which the Term Loan is outstanding, commencing with the calendar year 2011, Borrowers shall pay to Bank an amount equal to seventy five percent (75%) of their Excess Cash Flow for the immediately preceding calendar year.”

     3. Bank hereby waives Borrowers’ failure to comply with Section 6.7(b) of the Agreement, as in effect prior to the date of this Amendment, solely for the measuring period ended September 30, 2009.

     4. Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

     “6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

          (a) Debt Service Coverage Ratio. Measured on a monthly basis, a ratio of EBITDA (measured on an annualized trailing six (6) month basis) minus cash taxes and non-financed Capitalized Expenditures to the sum of cash interest expense (measured on an annualized trailing six (6) month basis) plus the current portion of all Indebtedness of at least 1.25 to 1.00.

          (b) Three Month EBITDA. Measured monthly on a rolling three (3) month basis, EBITDA of not less than Five Hundred Thousand Dollars ($500,000).

           (c) Six Month EBITDA. Measured monthly on a trailing sixth (6) month basis, EBITDA of not less than One Million Six Hundred Thousand Dollars ($1,600,000).

          (d) Total Leverage Ratio. Measured on a monthly basis, a ratio of all Indebtedness to EBITDA (measured on an annualized trailing six (6) month basis) of not greater than: (i) 2.25 to 1.00 for each monthly measuring period through the measuring period ending May 31, 2010, (ii) 2.00 to 1.00 for each subsequent monthly measuring period through the monthly measuring period ending November 30, 2010; and (iii) 1.50 to 1.00 for each monthly measuring period thereafter.”

     5. As of the date of this Amendment, Bank shall be deemed to have made an Advance to Borrowers in the amount of Two Million Dollars ($2,000,000), which Advance shall pay down an equal amount of principal outstanding under the Term Loan.

     6. All references in the Loan Documents to Bank's address at 75 East Trimble Road, M/C 4770, San Jose, California 95131, Attn: Manager shall mean and refer to 39200 Six Mile Road, M/C 7578, Livonia, Michigan 48152, Attn: National Documentation Services.

     7. Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.

     8. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

     9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

     10. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by each Borrower;

          (b) a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts; and

          (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LYRIS, INC.

By:	/s/ Luis Rivera

Title:	Chief Executive Officer

LYRIS TECHNOLOGIES INC.

By:	/s/ Luis Rivera

Title:	Chief Executive Officer

COMMODORE RESOURCES (NEVADA), INC.

By:	/s/ Luis Rivera

Title:	Assistant Secretary

COMERICA BANK

By:	/s/ Philip Koblis

Title:	Senior Vice President

[Signature Page to Fourth Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	LYRIS INC., for itself and on behalf of all Borrowers

     The undersigned authorized officer of LYRIS, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Monthly financial statements	Monthly within 30 days		Yes	No
10K	Within 90 days of fiscal year end		Yes	No
10Q	Within 45 days of quarter end		Yes	No
Borrowing Base Cert, A/R & A/P Agings	Monthly within 30 days		Yes	No
Compliance Cert.	Monthly within 30 days		Yes	No
A/R Audit	Semi-Annual		Yes	No
IP Report	Quarterly within 45 days		Yes	No
Total amount of Borrowers' cash and investments	Amount: $________		Yes	No
Total amount of Borrowers' cash and investments	Amount: $________		Yes	No
maintained with Bank

Financial Covenant	Required	Actual	Complies
Maximum Total Leverage
Through 5/31/10	2.25:1.00	____:1.00	Yes	No
6/1/10 – 11/30/10	2.00:1.00
12/1/10 and thereafter	1.50:1.00

Minimum 3-Month EBITDA
	$500,000	$___________	Yes	No

Minimum 6-Month EBITDA
	$1,600,000	$___________	Yes	No

Minimum Debt Service Coverage
	1.25:1.00	____:1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE		AUTHORIZED SIGNER
Date:
DATE
	Compliance Status	Yes	No